UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2005

NASTECH PHARMACEUTICAL COMPANY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-13789 (Commission File Number)	11-2658569 (IRS Employer Identification No.)

3450 Monte Villa Parkway Bothell, Washington (Address of Principal Executive Offices)	98021 (Zip Code)

(425) 908-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1: RESTATED CERTIFICATE OF INCORPORATION
EX-10.1: RESTRICTED STOCK GRANT AGREEMENT
EX-10.2: INCENTIVE STOCK OPTION GRANT AGREEMENT
EX-10.3: NON-QUALIFIED STOCK OPTION GRANT AGREEMENT
EX-10.4: AMENDMENT NO. 1 TO 2004 STOCK INCENTIVE PLAN
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement

     On July 20, 2005, pursuant to the authority delegated by the board of directors (the “Board of Directors”) of Nastech Pharmaceutical Company Inc. (the “Company”), and the Employment Agreement dated June 3, 2005 by and between the Company and Dr. Steven C. Quay, M.D., Ph.D., the Company’s Chairman of the Board, President and Chief Executive Officer, the Compensation Committee of the Board of Directors authorized the Company to:

     (a) enter into a restricted stock grant agreement, effective July 20, 2005, with Dr. Quay, pursuant to which Dr. Quay was issued 168,000 shares of restricted common stock of the Company, par value $0.006 per share (the “Common Stock”), under the Company’s 2004 Stock Incentive Plan (the “2004 Plan”) originally effective as of April 14, 2004 and amended on July 20, 2005. The restricted Common Stock will vest in four equal annual installments beginning on July 20, 2006. A Copy of the restricted stock grant agreement is filed as Exhibit 10.1 herewith;

     (b) enter into an incentive stock option grant agreement, dated as of July 20, 2005, with Dr. Quay pursuant to which Dr. Quay was issued options to purchase 27,172 shares of Common Stock, under the Company’s 2002 Stock Option Plan originally effective as of May 2, 2002. The options have an exercise price of $14.72 per share and will vest in four equal annual installments beginning on July 20, 2006. A copy of the incentive stock option agreement is filed as Exhibit 10.2 herewith; and

     (c) enter into a non-qualified stock option grant agreement, dated as of July 20, 2005, with Dr. Quay pursuant to which Dr. Quay was issued options to purchase 572,828 shares of Common Stock, under the Company’s 2002 Stock Option Plan originally effective as of May 2, 2002. The options have an exercise price of $14.72 per share and will vest in four equal annual installments beginning on July 20, 2006. A copy of the incentive stock option agreement is filed as Exhibit 10.3 herewith.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On July 20, 2005, the Company filed a Restated Certificate of Incorporation (the “Restated Charter”) with the Department of State of the State of Delaware. The Restated Charter was approved by the vote of the holders of a majority of the outstanding shares of the Company’s capital stock at the Company’s annual meeting of stockholders held on July 20, 2005. The Restated Charter provided for an increase in the number of authorized shares of Common Stock from 25,000,000 to 50,000,000, and included additional amendments to modernize, clarify and otherwise make the Company’s Certificate of Incorporation consistent with the Company’s Amended and Restated Bylaws and Delaware law, which additional amendments are described under proposal number 4 of the Company’s notice of annual meeting and proxy statement dated June 9, 2005, which is incorporated herein by reference. A copy of the Restated Charter is filed as Exhibit 3.1 herewith.

Item 8.01 Other Events.

     On July 20, 2005, the Company issued a joint press release with Alnylam Pharmaceuticals, Inc.(“Alnylam”) announcing that Alnylam had granted the Company an exclusive InterfeRx™ license to discover, develop, and commercialize RNAi therapeutics directed against TNF-alpha, a protein associated with inflammatory diseases including rheumatoid arthritis. A copy of the press release is filed as exhibit 99.1 herewith.

     Also, on July 20, 2005, an amendment to the 2004 Plan (the “2004 Plan Amendment”) was approved by the vote of the holders of a majority of the Company’s outstanding shares of capital stock that were present and entitled to vote at the Company’s annual meeting of stockholders held on July 20, 2005. The 2004 Plan Amendment increases the number of shares authorized under the 2004 Plan by 750,000 shares from 600,000 to 1,350,000 shares, and also increases the annual limit on the number of shares that may be issued to any one employee under the 2004 Plan by 750,000 shares from 100,000 to 850,000 shares. A copy of the Plan Amendment is filed as Exhibit 10.4 herewith.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated July 20, 2005.

10.1	Restricted Stock Grant Agreement effective July 20, 2005 by and between Nastech Pharmaceutical Company Inc. and Dr. Steven C. Quay, M.D., Ph.D.

10.2	Incentive Stock Option Grant Agreement effective July 20, 2005 by and between Nastech Pharmaceutical Company Inc. and Dr. Steven C. Quay, M.D., Ph.D.

10.3	Non-Qualified Stock Option Grant Agreement effective July 20, 2005 by and between Nastech Pharmaceutical Company Inc. and Dr. Steven C. Quay, M.D., Ph.D.

10.4	Amendment No. 1 to Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan.

99.1	Press Release of Nastech Pharmaceutical Company Inc. dated July 20, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASTECH PHARMACEUTICAL COMPANY INC.

Dated: July 25, 2005	By:	/s/ Gregory L. Weaver

Gregory L. Weaver
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated July 20, 2005.

10.1	Restricted Stock Grant Agreement effective July 20, 2005 by and between Nastech Pharmaceutical Company Inc. and Dr. Steven C. Quay, M.D., Ph.D.

10.2	Incentive Stock Option Grant Agreement effective July 20, 2005 by and between Nastech Pharmaceutical Company Inc. and Dr. Steven C. Quay, M.D., Ph.D.

10.3	Non-Qualified Stock Option Grant Agreement effective July 20, 2005 by and between Nastech Pharmaceutical Company Inc. and Dr. Steven C. Quay, M.D., Ph.D.

10.4	Amendment No. 1 to Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan.

99.1	Press Release of Nastech Pharmaceutical Company Inc. dated July 20, 2005.